                                                                   EXHIBIT 10.13


                              Consent Of Landlord
                              -------------------

     Pursuant to a Lease and First Addendum to Lease dated for reference purposes as of January 22, 1996, as modified by a First Amendment to Lease dated as of June 20, 1996, a Second Amendment to Lease dated as of November 5, 1996, and a Third Amendment to Lease dated as of January 17, 1997 (referred to collectively as the "Lease") between Ross Drive Investors, a California general partnership and David J. Brown, as tenants in common ("Landlord"), as successors to Ross Drive Investors, a California general partnership ("Former Landlord") and Verity, Inc., a Delaware corporation ("Tenant"), relating to premises commonly known as 894 Ross Drive, Sunnyvale, California, in the County of Santa Clara (the "Premises"), Tenant has requested that Landlord consent to Tenant's Sublease to Teleworld, Inc., a Delaware corporation ("Subtenant") of the 24,598 rentable square feet of space commonly referred to and identified as Suite 100 of the Premises (the "Subleased Premises") on the terms and conditions set forth in the Sublease dated February 23, 1998 and attached to this Consent as Exhibit "A" (the "Sublease").

     Landlord is the successor in interest to Former Landlord, and has assumed ownership and the obligations of the landlord under the Lease. Tenant has attorned to and recognized Landlord as the owner of the Premises and successor to Former Landlord under the Lease.

     In consideration of Tenant's and Subtenant's execution of this Consent of Landlord and agreement to the terms and conditions set forth in this Consent, Landlord consents to the Sublease on the following terms and conditions:

     1.   Subrent: Tenant represents and warrants to Landlord that the Sublease
          -------
contains a complete and accurate statement of all Subrent (as such term is defined in the Lease, Article 14) received or to be received from Subtenant.

     2.   No Waiver: This Consent does not constitute consent to any subsequent
          ---------
subletting or assignment, nor a waiver of the restriction on assignment and subletting contained in Paragraph 14.1 of the Lease.

     3.   Tenant's Primary Obligations: Nothing herein shall release or alter
          ----------------------------
the primary obligations of Tenant under the Lease, nor shall this Consent be deemed to create contractual obligations on the part of Landlord to the Subtenant. By executing this Consent, Subtenant agrees to assume all obligations of Tenant under the Lease related to the Subleased Premises arising after the date hereof and to remain jointly and severally liable therefore with Tenant.

     4.   Costs and Attorney's Fees: This consent is conditional upon Landlord's
          -------------------------
receipt of the Landlord's reasonable costs and attorney's fees, to which Landlord is entitled under Paragraph 14.lA of the Lease. Tenant shall immediately reimburse Landlord for such fees and costs upon receipt of Landlord's statement.

     5.   No Effect On Lease: In no event shall Landlord's consent to this
          ------------------
Sublease be, or be construed as, a modification of the terms of the Lease except as explicitly set forth herein, and

                                      1.

in the event of any inconsistency between any term of the Sublease and the terms of the Lease, the terms of the Lease shall prevail.

     6.   Hazardous Materials:  (a)  Subtenant, at its sole cost, shall comply
          -------------------
with all laws relating to the storage, use, and disposal of Hazardous Materials (as defined in the Lease) that Subtenant, its agents, employees, contractors, or invitees bring or permit to be brought on to the Subleased Premises or on the Premises or the Property. If Subtenant does store, use, or dispose of any Hazardous Materials, Subtenant shall notify Landlord in writing at least five
(5) days prior to their first appearance on the Subleased Premises, and unless disclosed prior to the execution of this Consent in a response provided by Subtenant to Landlord's Hazardous Materials Questionnaire or other written disclosure, such Hazardous Materials shall not be stored, used, or disposed of on the Subleased or Premises without Landlord's advance written approval. Subtenant shall be subject to all obligations of Tenant under the Lease relating to Hazardous Materials, including but not limited to the provisions of Paragraph 7.2, Hazardous Materials, of the Lease.

     (b) Subtenant shall be responsible for and shall defend, indemnify, and hold Landlord and its agents harmless from and against all claims, costs and liabilities, including attorney's fees and costs, arising out of or in connection with the storage, use, or disposal of Hazardous Materials in or about the Subleased Premises, the Premises, or the Property by Subtenant, its agents, employees, contractors, or invitees which occur prior to or after the Effective Date, but Tenant shall remain responsible for any such matters to the extent set forth in the Lease, and Subtenant's responsibility and duty as set forth above shall not relieve Tenant of its responsibilities and duties pursuant to the Lease.

     7.   Construction and Signage: Any and all construction to be performed by
          ------------------------
Tenant or Subtenant on the Subleased Premises shall be subject to the advance written approval of Landlord as set forth in the Lease. Any signage called for in the Sublease shall be subject to Landlord's approval as per the terms of the Lease, and subject to the procurement of approval and permits from the City of San Jose. By approving the Sublease, Landlord shall not be deemed to have approved any signage or construction referenced therein.

     8.   Insurance: The Subtenant shall comply with all of the provisions of
          ---------
the Lease, Article 9, as if it were the Tenant named thereunder, and shall name the Landlord as an additional insured on all policies of insurance required by the Sublease and Lease, and provide the Landlord with a documentary proof thereof as required by the Lease.

     9.   Use: Subtenant shall use the Subleased Premises only for the following
          ---
uses and for no other purpose: Only those uses and purposes specifically set forth and authorized in the Lease, and not for manufacturing processes of any kind under any circumstances.

     10.  Assignment Of Tenant's Rights: Tenant irrevocably assigns to Landlord,
          -----------------------------
as security for the performance of each and all of Tenant's obligations under the Lease, all rent and other consideration received or to be received from Subtenant. Landlord, as assignee of Tenant, or a receiver for Tenant appointed on Landlord's application, may (but is not required to) collect such rent or other consideration, provided, however, that until and unless Tenant commits an Event of Default under the Lease, Tenant shall have the right to collect such rent or other

                                      2.

consideration (subject to any obligation set forth in the Lease whereby Tenant is to pay all or a part of such rent or other consideration to Landlord). Such assignment shall be subject to the following terms and conditions:

          (a) Landlord may collect such rent or other consideration from Subtenant only so long as Tenant shall continue to be in default of its obligations under the Lease.

          (b) Upon Landlord's written request following the occurrence of an Event of Default under the Lease, Tenant shall execute such documents as are reasonably requested by Landlord for the purpose of confirming to Subtenant that Landlord has the right to collect all rent and other consideration otherwise due to Tenant from such subtenant or assignee.

          (c) Subtenant has the right and duty to pay rent or other consideration otherwise due to Tenant directly to Landlord upon receipt from Landlord of a declaration under penalty of perjury stating that an Event of Tenant's Default exists under the Lease, and in such event, each payment made to Landlord shall be deemed to satisfy the obligations of Subtenant to Tenant, but only to the extent of such payment.

          (d) Subtenant's payment to Landlord pursuant to this assignment shall not create or evidence any direct landlord tenant relationship between Subtenant and Landlord, and Landlord may exercise all remedies to terminate the Lease (including the termination of Subtenant's possession of the Premises or the Subleased Premises) in the event of any Event of Default by Tenant, notwithstanding its receipt of any payment from Subtenant pursuant to this assignment, unless the receipt of such payment completely cures Tenant's default. The acceptance of a payment from Subtenant pursuant to this assignment shall not affect Landlord's right to its remedies with regard to all defaults remaining uncured after such payment.

     11.  Brokerage Commissions: Notwithstanding anything set forth in the
          ---------------------
Sublease, Landlord has no obligation to pay and will not pay commissions or fees to any broker or finder in regard to the Sublease or Landlord's consent thereto. Tenant and Subtenant will hold Landlord harmless and indemnify and defend Landlord against any claims for brokerage commissions arising in regard to the Sublease or Landlord's consent thereto.

                                      3.

     12.  Termination: The Sublease is and remains subject and subordinate to
          -----------
the Lease, and a termination of the Lease for any reason (including but not limited to a default of Tenant) shall terminate the Sublease.

LANDLORD:                                TENANT:

Ross Drive Investors, a California general Verity, Inc., a Delaware corporation partnership

                                               /s/  James E. Ticehurst
     /s/  David J. Brown                 --------------------------------------
--------------------------------
By:  David J. Brown, Manager                   James E. Ticehurst

                                         By:   V.P. Administration & Controller
                                               --------------------------------
David J. Brown, individually                   [Print Name and Title]

                                         Dated:________________________________




                                         SUBTENANT:
     /s/  David J. Brown
--------------------------------
By:  David J. Brown                      Teleworld, Inc., a Delaware corporation

                                               /s/  Michael Ramsay
Dated:    3/17/98                        --------------------------------------
      --------------------------         By:   Michael Ramsay, Pres. & CEO
                                               --------------------------------
                                               [Print Name and Title]

                                         Dated:   3-12-98
                                               --------------------------------

                                      4.

                              SUBLEASE AGREEMENT

     THIS SUBLEASE AGREEMENT (this "Sublease") is made effective as of the 23rd day of February, 1998 (the "Effective Date") between Verity, Inc., a Delaware corporation ("Verity"), as Sublessor, and Teleworld, Inc., a Delaware corporation ("Teleworld"), as Sublessee.

                                   RECITALS:

     A. Verity and Ross Drive Investors, a California general partnership ("RDI"), are parties to that certain Lease dated January 22, 1996, as amended June 20, 1996, November 5, 1996, and January 17, 1997 (collectively, the "Lease"), pursuant to which Verity leases from RDI that certain building containing approximately 43,925 gross leasable square feet of space located at 894 Ross Drive, Suite 100, Sunnyvale, California (the "Master Premises").

     B. Verity desires to sublet approximately 24,598 square feet of space constituting Suite 100 of the Master Premises (the "Premises"), to Teleworld and Teleworld desires to sublet the same from Verity. The Premises include the right to use the office cubicles, furniture and network and data wiring (excluding the T 1 line) currently located in or serving the Premises and set forth on Exhibit A attached hereto.

     NOW, THEREFORE, in consideration of the mutual covenants herein provided and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1.   Definitions.  Unless otherwise defined, all capitalized terms used
          -----------
herein shall have the same meanings as given them in the Lease. A copy of the Lease is attached hereto as Exhibit B.

     2.   Sublease.
          --------

          2.1  Incorporation of Lease Terms.  Verity hereby subleases to
               ----------------------------
Teleworld and Teleworld hereby subleases from Verity, the Premises. Except as otherwise expressly herein provided, such sublease of the Premises shall be on all of the terms, covenants, conditions and provisions in the Lease, which terms, covenants, conditions and provisions are incorporated in and made a part hereof as if fully set forth herein, and are imposed upon the respective parties of this Sublease, with Verity hereunder being substituted for Landlord under the Lease, and Teleworld hereunder being substituted for Tenant under the Lease; provided that the following provisions of the Lease are not incorporated into this Sublease: Section 2.1 (first sentence only), Section 2.2, Section 2.3,
Section 3.1, Section 5.4, Section 7.3, Article 8, First Addendum to Lease dated January 22, 1996, Second Addendum to Lease dated January 22, 1996, First Amendment to Lease dated June 20, 1996, Second Amendment to Lease dated November 5, 1996, and Third Amendment to Lease dated January 17, 1997. Teleworld shall comply with all of the terms and conditions applicable to Tenant under the Lease in connection with, but only with respect to, its occupancy and use of the Premises and the Common Area. Teleworld shall have the right to use eighty-seven (87) parking stalls in the parking areas of the Project. To the

                                      1.

extent the provisions of this Sublease are inconsistent with or different from the provisions of the Lease, the provisions of this Sublease shall control the rights and obligations of Verity and Teleworld with respect to the use and occupancy of the Premises and the Common Area.

          2.2  Limitations to Responsibility.  Notwithstanding the incorporation
               -----------------------------
of the provisions of the Lease into this Sublease, Verity shall not be held accountable for any representations and warranties made by RDI as Landlord under the Lease, nor shall be Verity be responsible for the performance of any obligations to be performed by Landlord under the Lease, and Teleworld agrees to look solely to RDI for the performance of such obligations. At Teleworld's request (and at Teleworld's cost, which shall be paid in advance), Verity shall use commercially reasonable efforts to cause RDI to perform its obligations under the Lease, but in no event shall Verity be obligated to initiate or participate in any legal proceedings or actions intended to compel RDI to perform or undertake any other action with respect to RDI that may impair Verity's relations with RDI. The failure by RDI to perform its obligations under the Lease shall not excuse performance by Verity or Teleworld of their obligations hereunder.

     3.   Term.  Subject to Paragraph 3.1 below, the term of this Sublease shall
          ----
be eighteen (18) months, commencing March 15, 1998. Sublessee shall be permitted early occupancy to install its phone systems and wiring, subject to all the provisions of this Sublease except the obligation to pay Rent (as defined in Paragraph 5.1 below), which shall begin on the Commencement Date (as defined in Paragraph 3.1 below).

          3.1  Initial Term.  The initial term of the Sublease contemplated
               ------------
hereby (the "Term") shall commence on the later of: (a) the date which is two
(2) days following receipt by Verity of RDI's written consent to this Sublease, or (b) March 15, 1998 (the "Commencement Date"). The Term shall expire on September 30, 1999 (the "Scheduled Expiration Date"), subject to extension in accordance with and subject to Paragraph 3.2 below.

          3.2  Extension Period.  Should Teleworld desire to extend the term of
               ----------------
this Sublease by up to six (6) additional months, Teleworld shall notify Verity of such desire not less than one hundred eighty (180) days prior to the Scheduled Expiration Date. Following Verity's receipt of such notice, Verity shall decide in its sole and absolute discretion whether and on what terms Verity would make the Premises available to Teleworld following the Scheduled Expiration Date, provided, however, that the monthly Rent payable during the first six (6) months following the Scheduled Expiration Date shall not exceed Seventy Two Thousand Five Hundred Sixty Four Dollars and Ten Cents ($72,564.10). If Verity decides to make the Premises available to Teleworld following the Scheduled Expiration Date, Verity shall, not less than ninety (90) days prior to the Scheduled Expiration Date, give notice thereof to Teleworld, including the terms on which Verity would be willing to make the Premises available. If Verity does not give such notice to Teleworld (or does not otherwise respond to Teleworld regarding the availability of the Premises after the Scheduled Expiration Date) at least ninety (90) days prior to the Scheduled Expiration Date, Verity shall be deemed to have decided not to make the Premises available to Teleworld after the Scheduled Expiration Date and this Sublease shall expire on the Scheduled Expiration Date. Nothing herein shall be construed so as to obligate Verity to make the Premises available to Teleworld following the Scheduled Expiration Date on any terms. If Verity decides to make the Premises available to Teleworld after the Scheduled Expiration Date and Verity and Teleworld thereafter are able to agree upon the terms and

                                      2.

conditions of this Sublease with respect to the time period following the Scheduled Expiration Date (such period is referred to herein as the "Extension Period"), then such agreed upon terms and conditions shall be in effect during the Extension Period. If Verity and Teleworld are unable to agree upon such terms and conditions of this Sublease prior to the commencement of the Extension Period, this Sublease shall terminate on the Scheduled Expiration Date.

     4.   Use.  Teleworld shall use the Premises in accordance with the terms
          ---
set forth in Article 4 of the Lease. The Premises shall not be used for manufacturing processes of any kind.

     5.   Rent; Security Deposit.
          ----------------------

          5.1  Monthly Rent.  Teleworld agrees to pay to Verity, as rent
               ------------
("Rent") for the Premises for each month of the term of this Sublease, the sum of: (a) Seventy Thousand One Hundred Four Dollars and Thirty Cents ($70,104.30) for the first twelve (12) months of the Term, and (b) Seventy One Thousand Three Hundred Thirty Four Dollars and Twenty Cents ($71,343.20) for the balance of the Term up to the Scheduled Expiration Date. The foregoing amount represents the monthly base rent plus an additional sum to cover Teleworld's share of the monthly building expenses for the Premises totaling Two and 85/100 Dollars ($2.85) per square foot per month for the first twelve (12) months of the Term, and Two and 90/100 Dollars ($2.90) per square foot per month for the balance of the Term up to the Scheduled Expiration Date. Teleworld and Verity acknowledge and agree that such Rent includes payment for use of the items set forth on Exhibit A attached hereto at the rate of fifty cents ($.50) per square foot per month. The first month's Rent shall be due on the Commencement Date, provided that such amount shall be prorated to reflect the partial month, based on the number of clays from and including the Commencement Date to and including March 31, 1998. Teleworld shall have no additional obligation to pay for utilities, heating, ventilation, or air conditioning repairs and maintenance, insurance, property taxes, or repairs that are the responsibility of Verity under Paragraph 7.3(e) below, or common area maintenance, including janitorial expenses and Common Operating Expenses, except as expressly provided herein.

          5.2  Place of Payment of Rent.  The Rent and all other amounts payable
               ------------------------
to Verity hereunder shall be paid to Verity when due, without prior notice or demand and without deduction or offset, in lawful money of the United States by check payable to Verity, Inc. and mailed to: Verity, Inc., 892 Ross Drive, Sunnyvale, California 94089, Attention: Accounts Receivable.

          5.3  Security Deposits.  Teleworld shall pay Seventy Two Thousand Five
               -----------------
Hundred Sixty Four Dollars and Ten Cents ($72,564.10) on the Effective Date as security for the performance of Teleworld's obligations under this Sublease. Teleworld shall also pay One Hundred Forty Five Thousand Dollars ($145,000.00) on the Effective Date as a security deposit with respect to Teleworld's obligations to maintain and return in good condition the office cubicles, furniture and network and data wiring which Teleworld is permitted to use under this Sublease. Teleworld acknowledges and agrees that Verity shall be entitled to withhold from such security deposit amounts to perform necessary repair or replacement of any of the items listed on Exhibit A at the expiration of the Term of this Sublease.

                                      3.

          5.4  Discounted Payment.  Notwithstanding the amount of monthly Rent
               ------------------
set forth in Paragraph 5.1 above, Teleworld shall have the option to pay all Rent due under this Sublease in a single payment upon the Commencement Date, which single payment shall be equal to all amounts of Rent to be paid by Teleworld under this Sublease, discounted to its present value as of the Commencement Date utilizing a discount rate of ten percent (10%) per annum.

     6.   Acceptance and Condition of Premises.  Verity shall deliver the
          ------------------------------------
Premises to Teleworld on the Commencement Date in broom-clean condition. Teleworld acknowledges that it had the right to inspect the Premises and the items listed on Exhibit A prior to commencing occupancy. By executing this Sublease, Teleworld shall be deemed to have accepted the same in their "AS-IS" condition, subject to any circumstances, defects, or conditions therein, and without any representations or warranties from Verity.

     7.   Related Provisions.
          ------------------

          7.1  Insurance.  With respect to the tenant's insurance to be provided
               ---------
by Teleworld as described in Paragraph 9.1 of the Lease, such policies of insurance shall include as named insureds RDI, Verity and Teleworld.

          7.2  Waiver of Subrogation.  With respect to the waiver of subrogation
               ---------------------
contained in Paragraph 9.4 of the Lease, such waiver shall be deemed to be modified to constitute an agreement by and among RDI, Verity, and Teleworld (and RDI's consent to this Sublease, if given, shall be deemed to constitute its approval of this modification).

          7.3  Building Services and Repairs and Maintenance.
               ---------------------------------------------

               (a) Teleworld shall be entitled to use of common areas in or relating to the Master Premises.

               (b) Teleworld shall be responsible for keying its locks and otherwise providing its own security for the Premises. Teleworld shall deliver two copies of each new key to Verity.

               (c) Verity shall make available to Teleworld the janitorial service serving the balance of the Master Premises, at no additional charge to Teleworld. Such service shall include removal of Teleworld's waste, notwithstanding the provisions of the second to last sentence of Section 7.1 of the Lease to the contrary, provided that such waste is of the type and quantity generated by typical office use. Verity reserves the right to charge Teleworld reasonable amounts for removal of wastes if extraordinary types or quantities of waste are generated by Teleworld.

               (d) Teleworld shall be responsible for installation and service for telephone and data transmission lines; provided Teleworld may use the network and data wiring set forth on Exhibit A which is already installed in or serving the Premises, which Teleworld acknowledges does not include the T 1 line.

                                      4.

               (e) Teleworld shall be responsible, at its own expense, for repair and maintenance as set forth in Paragraph 6.1 of the Lease with respect only to the Premises, but shall not be responsible for repair and maintenance of HVAC equipment, utility facilities or other such building systems and equipment that serve the Master Premises as a whole. Teleworld, at its cost, shall maintain in good condition all items of office cubicles, furniture and network and data wiring set forth on Exhibit A attached hereto. Such items shall be returned by Teleworld to Verity upon the expiration of the Term in the condition in which they were delivered to Teleworld.

               (f) If Verity determines in the reasonable exercise of its discretion that Teleworld is utilizing a disproportionate share of utilities, heating, ventilation and/or air conditioning or that Teleworld is regularly using such utilities and services beyond the base business hours of 8:00 a.m. to 8:00 p.m. Monday through Friday, Verity reserves the right to charge Teleworld for any such disproportionate or excess usage (and Teleworld shall pay to Verity within thirty (30) days of Verity's request) at the rate of Ten Cents ($.10) per rentable foot of the Premises per month; provided that this excess charge shall apply only for so long as the electrical service capacity of the Premises remains at the level that exists as of the date of this Sublease, and if Teleworld increases or otherwise changes such capacity, then Landlord reserves the right to charge Teleworld the actual charges incurred by Verity for Teleworld's disproportionate or excess usage, as evidenced by Verity's calculation thereof.

     8.   Signage.  Teleworld shall have the right, at its sole cost and
          -------
expense, to place a sign on the suite door and the monument sign outside the Building, and to place standard identification on the lobby directory, provided any such signs shall be consistent in size and character with existing signage of other subtenants of Verity and Teleworld obtains the prior written consent of RDI and Verity (which consent Verity shall not unreasonably withhold) prior to installing such sign. Upon termination of this Sublease, Teleworld shall remove the sign and repair any damage caused by the installation or removal of the sign.

     9.   Assignment and Subletting.  Teleworld shall have no right to assign
          -------------------------
this Sublease or any of its rights hereunder or sublet all or any portion of the Premises, without the prior written consent of Verity (which Verity may grant or withhold in its sole discretion), and without the consent of RDI to the extent required under the Lease.

     10.  Right of Offer.  In the event Verity determines to further sublease
          --------------
suites 202, 203 or 204 of the Master Premises during the Term of this Sublease, Verity shall advise Teleworld of the terms and conditions on which Verity is willing to sublease such space. Within five (5) days of receipt of such information, Teleworld shall advise Verity in writing whether Teleworld desires to sublease such space on the terms and conditions delivered to Teleworld by Verity. In the event Teleworld elects to sublease, such space shall be added to this Sublease by execution of an appropriate addendum as soon as practical. In the event Teleworld fails to notify Verity in writing of its acceptance of the proposed terms and conditions within such five (5) days, then Verity shall be free to sublease such space to third parties on terms and conditions acceptable to Verity, in its sole discretion, which terms and conditions may be different from those previously communicated to Teleworld. The right of offer granted to Teleworld in this Paragraph 10 shall be subject to any prior rights of first offer, rights of first refusal or similar rights granted by Verity to any other subtenant of the Master Premises as of the Effective Date.

                                      5.

     11.  Notices.  All notices, demands, requests, advices, or designations
          -------
which may be or are required to be given by either party to the other hereunder shall be in writing. All notices, demands, requests, advices or designations shall be sufficiently given by personal delivery, by certified or registered mail, return receipt requested, postage prepaid, or by Federal Express or similar overnight courier and addressed to Verity at the address specified in Paragraph 5.2 of this Sublease, or to Teleworld at the Premises. Either party may by notice to the other specify a different address for notice purposes. Each notice, request, demand, advice or designation referred to in this paragraph shall be deemed delivered only upon delivery.

     12.  Brokers.  A commission shall be paid to Cornish & Carey Commercial
          -------
("C&C") under a separate agreement between C&C and Verity. Except for the foregoing, each party warrants and represents to the other that it has retained no broker or other party that is entitled to any fee or commission in connection with this Sublease, and each agrees to indemnify, defend and hold harmless the other party from any and all liabilities, claims or damages arising out of such party's breach of the foregoing warranty and representation.

     13.  Termination of Lease.  This Sublease is and shall at all times be
          --------------------
subordinate to the Lease. In the event the Lease is terminated for any reason, then this Sublease shall automatically terminate on the date of such termination, and shall be of no further force and effect. If Verity has actual advance knowledge of any termination, Verity shall promptly advise Teleworld thereof. If the termination of the Lease (and resulting termination of this Sublease) occurs through no fault of Verity, Verity shall have no liability therefor to Teleworld.

     14.  Surrender of the Premises.  Upon expiration or termination of this
          -------------------------
Sublease, Teleworld shall comply with Paragraph 15.2 of the Lease except that Teleworld shall have no obligation to (i) have the HVAC system serviced, (ii) wax the floors, (iii) shampoo the carpets, and/or (iv) paint the walls of the Premises (or clean the walls so that they appear freshly painted); except that Teleworld shall be obligated to paint the walls of the Premises (or clean the walls so that they appear freshly painted) if as a result of holes, other damage, and/or marring of the walls such painting or cleaning is appropriate to put the Premises in reasonable condition for use and occupancy for the purposes permitted by Article 4 of the Lease. Upon expiration or termination of the Term of this Sublease, Verity and Teleworld shall inspect the Premises and the items listed on Exhibit A to determine whether any repairs or replacements are necessary. Verity shall have no obligation to return the security deposits made by Teleworld under this Sublease until completion of such inspection and determination of necessary repair or replacement costs, if any.

     15.  Consent of RDI. Whenever the consent of Landlord is required under the
          --------------
Lease, Teleworld acknowledges the consent of Verity and RDI shall be required. Furthermore, this Sublease shall not be operative or deemed effective for any purpose whatsoever unless and until the consent of RDI to this Sublease has been obtained. Teleworld and Verity shall use their commercially reasonable efforts to obtain such consent on or before March 6, 1998. If such consent is not obtained by March 31, 1998, Verity shall return to Teleworld all sums paid to Verity by Teleworld pursuant hereto, and this Sublease shall be of no further force or effect.

     16.  Counterparts.  This Sublease may be executed in counterparts and
          ------------
delivered by and to the respective parties by facsimile transmission, and each such counterpart copy hereof so

                                      7.

executed and delivered shall constitute an original, and all such counterparts together shall constitute a single agreement.

     IN WITNESS WHEREOF, the parties have caused this instrument to be executed by their duly authorized representatives as of the day and year first above written.

                                    VERITY:

                                    Verity, Inc., a Delaware corporation

                                    By:  /s/  James E. Ticehurst
                                        -----------------------------------

                                    Its: Vice President and Controller
                                        -------------------------------


                                    Teleworld:

                                    Teleworld, Inc., a Delaware corporation

                                    By:  /s/  Michael Ramsay
                                        -----------------------------------

                                    Its:    CEO
                                        -----------------------------------

                                      7.